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    As filed with the Securities and Exchange Commission on January 8, 1999.

                                                      Registration No. 333-15597
                                                      ==========================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                   POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                               GENZYME CORPORATION
             (Exact name of registrant as specified in its charter)

         MASSACHUSETTS                                         06-1047163
  (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                        Identification Number)

        ONE KENDALL SQUARE, CAMBRIDGE, MASSACHUSETTS 02139 (617) 252-7500
                (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ----------------------

                                PETER WIRTH, ESQ.
                Executive Vice President and Chief Legal Officer
                               Genzyme Corporation
                               One Kendall Square
                         Cambridge, Massachusetts 02139
                                 (617) 252-7500

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 with copies to:

                           DAVID R. POKROSS, JR., ESQ.
                               Palmer & Dodge LLP
                                One Beacon Street
                           Boston, Massachusetts 02108
                                 (617) 573-0100

                             ----------------------



     Genzyme Corporation's Registration Statement on Form S-3 (File No. 333-15597) registered 58,628 shares of Genzyme General Division Common Stock, $0.01 par value per share, and 3,958 shares of Genzyme Tissue Repair Division Common Stock, $0.01 par value per share. These shares related to Genzyme Corporation warrants which expired on December 31, 1998. On or prior to December 31, 1998, warrants were exercised for 52,708 of the shares of Genzyme General Division Common Stock covered by this Registration Statement and all of the shares of Genzyme Tissue Repair Division Common Stock covered by this Registration Statement. Because these warrants have expired, the offering of the underlying shares has terminated. This Post-Effective Amendment is filed, consequently, to deregister 5,920 shares of Genzyme General Division Common Stock.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on January 7, 1999.

                      GENZYME CORPORATION

                      By: /s/ David J. McLachlan
                         ------------------------------------------
                          David J. McLachlan
                          Executive Vice President and Chief Financial Officer